EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Amendment No. 2 to the Registration Statement on Form F-2 (No. 333-76414) and Post-Effective Amendment No. 4 to the Registration Statement on Form F-2 (No. 333-32524) of our report dated June 21, 2002 relating to the consolidated financial statements, which appears in this Annual Report on Form 20-F. We also consent to the reference to us under the heading "Experts" in such Registration Statements.





/s/ PricewaterhouseCoopers
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PricewaterhouseCoopers
Hong Kong
July 3, 2002